Electronic Articles of Incorporation
                 Filed December 08, 2003
                   Sec. Of State

                   USAS DIGITAL INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

     Article I

The name of the corporation is:
USAS DIGITAL INC.

     Article II

The principal place of business address:
8125 MONETARY DR.
SUITE H5
RIVIERA BEACH, FL. 33404

The mailing address of the corporation is:
8125 MONETARY DR.
SUITE H5
RIVIERA BEACH, FL. 33404

     Article III

The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

     Article IV

The number of shares the corporation is authorized to issue is:
100,000,000

     Article V

The name and Florida street address of the registered agent is:
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418

I certify that I am familiar with and accept the responsibilities of registered agent.
FILED P03000147667
December 08, 2003
Sec. Of State
Registered Agent Signature: DAVID J. PANAIA

      Article VI

The name and address of the incorporator is:
DAVID J. PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL 33418
Incorporator Signature: DAVID J. PANAIA


      Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
Title: PSTD
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418